Exhibit 5.1



                                                     November 13, 2000

Advertain On-Line Inc.
341 Water St., 3rd Floor
Vancouver, B.C.
Canada V6B 1B6

     Re:  Advertain On-Line Inc.
          Amendment No. 1 to the Registration Statement on Form SB-2

Ladies and Gentlemen:

     We have acted as special counsel to Advertain On-Line Inc. (formerly known as Silverwing Systems Corporation), a Nevada Corporation (the "Company"), in connection with the initial public offering by the Company of up to 1,000,000 units consisting of 1,000,000 shares of Common Stock, $0.001 par value, and 1,000,000 class A warrants exercisable into 1,000,000 shares of common stock at $1.50 per share for a period of two years (the shares of common stock and the shares of common stock underlying the warrants shall be collectively referred to herein as the "Shares" and the class of stock shall be referred to herein as the "Common Stock").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(23) of Regulation S-B under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form SB-2 (File No. 333-42732) as filed with the Securities and Exchange Commission (the "Commission") on November 14, 2000 under the Act (the "Registration Statement"); (ii) a specimen certificate representing the Common Stock; (iii) Certificate of Amendment of the Articles of Incorporation, dated August 18, 1999, presently in effect; (iv) certain resolutions of the Board of Directors of the Company relating to the adoption of the Amended Articles of Incorporation; and (v) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents , certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified , conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and will be validly issued, fully paid and non-assessable when (i) the Registration Statement becomes effective; (ii) any of those shares which have been issued on the form of certificate(s) in the same form of the specimen certificates examined by us and have been manually signed by an authorized officer of the transfer agent for the Common Stock and registered by such transfer agent; and (iii) delivered to and validly paid for by any and all purchasers of such shares.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                        Very truly yours,

                                        /s/ Beckman, Millman & Sanders, LLP